Exhibit 10.7

Notice of Grant of Restricted Stock Unit Award under the Columbia Property Trust, Inc. Amended and Restated 2013 Long-Term Incentive Plan Three Year Performance Period Grantee: _________________________

This Notice of Grant of Restricted Stock Unit Award evidences the award of restricted stock units (“Award Units”) convertible into shares of the Common Stock (“Shares”) of Columbia Property Trust, Inc., a Maryland corporation (the “Company”), granted to you, ______________ , effective as of January 1, 2018 (the “Grant Date”), pursuant to the Columbia Property Trust, Inc. Amended and Restated 2013 Long-Term Incentive Plan (the “Plan”) and conditioned upon your agreement to the terms of the attached Restricted Stock Unit Agreement (the “Agreement”). This Notice of Grant of Restricted Stock Unit Award constitutes part of, and is subject to the terms and provisions of, the Agreement and the Plan, which are incorporated by reference herein.
1.Terminology. Unless otherwise provided in this Notice of Grant of Restricted Stock Unit Award, capitalized words used herein are defined in the Glossary at the end of the Agreement.
2.Target Award/Performance Period. The target number of Award Units subject to this award is __________ (the “Target Award”). You are eligible to earn from 0% to 150% of the Target Award in accordance with the performance metrics set forth on Exhibit A attached to the Agreement and incorporated herein and therein by reference. The Performance Period is the period beginning January 1, 2018 and ending January 1, 2021.
3.Conversion to Shares; Vesting.
(a)So long as your Service is continuous from the Grant Date through the Determination Date: (i) 75% of the Earned Award will be converted to vested and nonforfeitable unrestricted Shares on the Determination Date; and (ii) 25% of the Earned Award will be converted to unvested restricted Shares, which restricted Shares will vest and become nonforfeitable on January 1 of the following calendar year (the “Time-Based Vesting Date”), so long as your Service is continuous from the Grant Date through the Time-Based Vesting Date ((i) and (ii) together, the “Award Shares”).
(b)Upon the occurrence of a Qualified Termination or a Qualified Change in Control after the Determination Date but prior to the Time-Based Vesting Date, all restricted Award Shares that are then unvested will vest and become nonforfeitable unrestricted Shares on the Termination Date or the CIC Date, as applicable.
(c)Upon the occurrence of: (i) a Qualified Termination during a CIC Period; or (ii) a Qualified Change in Control, with respect to any outstanding Award Units, 100% of the Earned Award (based on a shortened performance period ending on the Termination Date or the CIC Date, as applicable) will vest and be converted into nonforfeitable unrestricted Shares on the date the Earned Award is determined, or with respect to any outstanding restricted Award Shares that are then unvested, such restricted Award Shares will vest and become nonforfeitable on the Termination Date or the CIC Date, as applicable.
(d)Upon the occurrence of a Qualified Termination prior to the Determination Date (but not during a CIC Period), a pro-rata portion of the Earned Award will vest and be converted into nonforfeitable unrestricted Shares on the date the Earned Award is determined, with such pro-rata portion determined by multiplying the Earned Award (which, if the Termination Date or CIC Date occurs prior to the end of the Performance Period, will be based on a shortened performance period ending on the Termination Date or CIC Date, as applicable) by a fraction, the numerator of which is the number of days of your Service during the Performance Period and the denominator of which is the number of days in the Performance Period.
(e)Except for the circumstances, if any, described in this Section 3, your employment contract with the Company in effect at the time of issuance (if any) or as otherwise determined by the Administrator pursuant to the Plan, none of the Award Units or restricted Award Shares will become vested and nonforfeitable after your Service with the Company ceases.

4.Termination of Service. If your Service with the Company ceases for any reason, except as otherwise specified in Section 3, the Plan, your written employment or service contract with the Company in effect at the time at issue (if any) or as otherwise determined by the Administrator pursuant to the Plan, any Award Units and any restricted Award Shares that are not then vested will be immediately forfeited by you and transferred to the Company upon such cessation for no consideration.
IN WITNESS WHEREOF, the Company has caused this Notice of Grant of Restricted Stock Unit Award to be executed by its duly authorized officer.

Columbia Property Trust, Inc.	Date
I acknowledge that I have carefully read the Agreement and the prospectus for the Plan. I agree to be bound by all of the provisions set forth in this Notice, the Agreement and the Plan. I also consent to electronic delivery of all notices or other information with respect to the Award Units, Award Shares or the Company.

Signature of Grantee	Date

Enclosures: Restricted Stock Unit Agreement
Prospectus for the Columbia Property Trust, Inc. Amended and Restated 2013 Long-Term Incentive Plan

Restricted Stock Unit Agreement
Under the
Columbia Property Trust, Inc. Amended and Restated 2013 Long-Term Incentive Plan
This Restricted Stock Unit Agreement and all of the provisions of the Columbia Property Trust, Inc. Amended and Restated 2013 Long-Term Incentive Plan (the “Plan”) are incorporated into your restricted stock unit award, the specifics of which are described on the “Notice of Grant of Restricted Stock Unit Award” (the “Notice”) that you received. Once you have accepted the Notice in accordance with the instructions set forth thereon, this Restricted Stock Unit Agreement, the Plan and the Notice, taken together, constitute a binding and enforceable contract respecting your restricted stock unit award.
1.Terminology. Capitalized terms and phrases used in this document that are not otherwise defined in the Notice are defined in the Glossary at the end of this Agreement or in the Plan.
2.Target Award. Your Target Award is as set forth in the Notice. You are eligible to earn from 0% to 150% of the Target Award in accordance with the performance metrics set forth on Exhibit A attached to this Agreement and incorporated herein by reference.
3.Conversion to Shares; Vesting.
(a)So long as your Service is continuous from the Grant Date through the Determination Date: (i) 75% of the Earned Award will be converted to vested and nonforfeitable unrestricted Shares on the Determination Date; and (ii) 25% of the Earned Award will be converted to unvested restricted Shares, which restricted Shares will vest and become nonforfeitable on the Time-Based Vesting Date so long as your Service is continuous from the Grant Date through the Time-Based Vesting Date.
(b)Upon the occurrence of a Qualified Termination or a Qualified Change in Control after the Determination Date but prior to the Time-Based Vesting Date, all restricted Award Shares that are then unvested will vest and become nonforfeitable unrestricted Shares on the Termination Date or the CIC Date, as applicable.
(c)Upon the occurrence of: (i) a Qualified Termination during a CIC Period; or (ii) a Qualified Change in Control, with respect to any outstanding Award Units, 100% of the Earned Award (based on a shortened performance period ending on the Termination Date or the CIC Date, as applicable) will vest and be converted into Award Shares on the date the Earned Award is determined, or with respect to any outstanding restricted Award Shares that are then unvested, such restricted Award Shares will vest and become nonforfeitable unrestricted Shares on the Termination Date or the CIC Date, as applicable.
(d)Upon the occurrence of a Qualified Termination prior to the Determination Date (but not during a CIC Period), a pro-rata portion of the Earned Award will vest and be converted into nonforfeitable unrestricted Shares on the date the Earned Award is determined, with such pro-rata portion determined by multiplying the Earned Award (which, if the Termination Date or CIC Date occurs prior to the end of the Performance Period, will be based on a shortened performance period ending on the Termination Date or CIC Date, as applicable) by a fraction, the numerator of which is the number of days of your Service during the Performance Period and the denominator of which is the number of days in the Performance Period.
(e)Except for the circumstances, if any, described in this Section 3, your employment contract with the Company in effect at the time of issuance (if any) or as otherwise determined by the Administrator pursuant to the Plan, none of the Award Units or restricted Award Shares will become vested and nonforfeitable after your Service with the Company ceases.
4.Termination of Employment or Service.
(a)If your Service with the Company ceases for any reason, except as otherwise specified in Section 3, your written employment or service contract with the Company in effect at the time at issue (if any) or as otherwise determined by the Administrator pursuant to the Plan, any Award Units and restricted Award Shares that are not then vested will be immediately forfeited by you and transferred to the Company upon such cessation for no consideration.
(b)You acknowledge and agree that upon the forfeiture of any unvested Award Units or unvested restricted Award Shares in accordance with Section 4(a): (i) your right to vote and to receive cash dividends on such unvested restricted Award Shares, and all other rights, title or interest in, to or with respect to, the forfeited Award Units or unvested restricted Award Shares shall automatically, without further act, terminate; and (ii) the forfeited Award Units or forfeited restricted Award Shares shall be returned to the Company. You hereby irrevocably appoint (which appointment is coupled with an interest) the Company as your agent and attorney-in-fact to take any necessary or appropriate action to cause the forfeited Award Units or forfeited restricted Award Shares to be returned to the Company, including, without limitation, executing and delivering stock powers and instruments of transfer, making endorsements and/or making, initiating or issuing instructions or entitlement orders, all in your name and on your behalf. You hereby ratify and approve all acts done by the Company as such attorney-in-fact. Without limiting the foregoing, you expressly acknowledge and agree that any transfer agent for the Common Stock of the Company is fully authorized and protected in relying on, and shall incur no liability in acting on, any documents, instruments, endorsements, instructions, orders or communications from the Company in connection with the forfeited Award Units or forfeited Award Shares or the transfer thereof, and that any such transfer agent is a third-party beneficiary of this Agreement.
5.Restrictions on Transfer.
(a)Award Units may not be sold, assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.
(b)Until they become vested and nonforfeitable, restricted Award Shares may not be sold, assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.
(c)Any attempt to dispose of any such Award Units or unvested restricted Award Shares in contravention of the restrictions set forth in Section 5(a) shall be null and void and without effect. The Company shall not be required to: (i) transfer on its books any Award Units or restricted Award Shares that have been sold or transferred in contravention of this Agreement; or (ii) treat as the owner of any Award Units or restricted Award Shares, or otherwise accord any applicable voting, dividend or liquidation rights to, any transferee to whom Award Units or restricted Award Shares have been transferred in contravention of this Agreement.
6.Company Records; Stock Certificates.
(a)You are reflected as the owner of record of the Award Units as of the Grant Date on the Company’s books.
(b)You will be reflected as the owner of record of any Award Shares as of the Determination Date (or, in the case of a CIC Date or a Termination Date occurring prior to the Determination Date, as of the date the Earned Award is determined) on the Company’s books. The Company or agent appointed by the Administrator will hold the share certificates with respect to any restricted Award Shares for safekeeping, or the Company may otherwise retain any such restricted Award Shares in uncertificated book entry form, until the restricted Award Shares become vested and nonforfeitable. Until the restricted Award Shares become vested and nonforfeitable, any share certificates representing such Shares will include a legend to the effect that you may not sell, assign, transfer, pledge, or hypothecate the restricted Award Shares. As soon as practicable after vesting of an Award Share, the Company will continue to retain such Award Share in uncertificated book entry form but remove the restrictions on transfer on its books with respect to such Award Share. Alternatively, upon your request, the Company will deliver a share certificate to you or deliver a share electronically or in certificate form to your designated broker on your behalf, for the vested Award Share.
(c)You are not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Award Units or any Award Shares, the consideration for which shall be past services actually rendered or, if none, future services to be rendered to the Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, you shall furnish consideration in the form of cash or past services rendered to the Company or for its benefit having a value not less than the par value of the Award Shares.
7.Tax Withholding.
(a)You hereby agree to make adequate provision for foreign (non-United States), federal, state and local taxes and social insurance contributions required by law to be withheld, if any, which arise in connection with the grant or vesting of the Award Units or Award Shares. The Company shall have the right to deduct from any compensation or any other payment of any kind due you (including withholding the issuance or delivery of shares of Common Stock or redeeming vested Award Shares) the amount of any foreign (non-United States), federal, state or local taxes and social insurance contributions required by law to be withheld as a result of the grant or vesting of the Award Units or Award Shares in whole or in part; provided, however, that the value of the shares of Common Stock withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Company may require you to make a cash payment to the Company equal to the amount required to be withheld. If you do not make such payment when requested, the Company may refuse to issue any stock certificate under this Agreement or otherwise release for transfer any such shares until arrangements satisfactory to the Company for such payment have been made.
(b)The Company may, in its sole discretion, permit or require you to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Award Shares either by withholding from the shares to be released upon vesting that number of shares, or delivering to the Company already-owned shares, in either case having a fair market value equal to no more than the amount necessary to satisfy the statutory minimum withholding amount due. You hereby irrevocably appoint (which appointment is coupled with an interest) the Administrator as your agent and attorney-in-fact to take any necessary or appropriate action to cause a number of Award Shares determined in accordance with the immediately preceding sentence to be returned to the Company, including, without limitation, executing and delivering stock powers and instruments of transfer, making endorsements and/or making, initiating or issuing instructions or entitlement orders, all in your name and on your behalf. You hereby ratify and approve all acts done by the Administrator as such attorney-in-fact. Without limiting the foregoing, you expressly acknowledge and agree that any transfer agent for the Common Stock of the Company is fully authorized and protected in relying on, and shall incur no liability in acting on, any documents, instruments, endorsements, instructions, orders or communications from the Administrator in connection with such Award Shares or the transfer thereof, and that any such transfer agent is a third-party beneficiary of this Agreement.
8.Adjustments for Corporate Transactions and Other Events.
(a)Stock Dividend, Stock Split, Reverse Stock Split and Other Events. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of Award Units and the number of Award Shares that are nonvested and forfeitable shall, without further action of the Administrator, be adjusted to reflect such event. The Administrator shall make adjustments, in its discretion, to address the treatment of fractional shares with respect to the Award Units or Award Shares as a result of the stock dividend, stock split or reverse stock split; provided that such adjustments do not result in the issuance of fractional Award Units or Award Shares. Upon the payment of an extraordinary special dividend with respect to the Common Stock, as determined by the Administrator, the Administrator may make such adjustments to the number of Award Units or otherwise, as the Administrator may determine, to reflect the effect of such event on the Award Units. Adjustments under this Section 8 will be made by the Administrator, whose determination regarding such adjustments will be final, binding and conclusive.
(b)Binding Nature of Agreement. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by you in exchange for, or by virtue of your ownership of, the Award Units or Award Shares, to the same extent as the Award Units or Award Shares with respect to which such additional and/or substitute securities are distributed, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock of the Company, or similar event, except as otherwise determined by the Administrator. If the Award Units or Award Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property (including cash) received upon such conversion, exchange or distribution in the same manner and to the same extent as the Award Units or Award Shares.
9.Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between the Company and you, or as a contractual right of you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time, with or without cause or notice, and whether or not such discharge results in the forfeiture of any Award Units or Award Shares or any other adverse effect on your interests under the Plan.
10.Rights as a Holder of Award Units and Award Shares. You will not have voting rights with respect to the Award Units, and you will not be entitled to receive any dividends and/or other distributions in respect of the Awards Units. Except as otherwise provided in this Agreement with respect to any restricted Award Shares, you will possess all incidents of ownership of the Award Shares, including the right to vote the Award Shares and receive dividends and/or other distributions declared on the Award Shares. All regular cash dividends on the Award Shares held by the Company will be paid directly to you on the dividend payment date. If any dividends or distributions are paid in shares, such shares will be held by the Company (or an agent appointed by the Company), subject to the same restrictions on transferability and forfeiture as the Award Shares with respect to which they were granted.
11.The Company’s Rights. The existence of Award Units and Award Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If at any time the Administrator shall determine, in its sole discretion, that registration, listing or qualification of the Shares underlying the Award Units upon any securities exchange or similar self-regulatory organization or under any foreign, federal or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the Award Units, then the Award Units will not be converted to Award Shares, in whole or in part, unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator.
12.Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to you at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via facsimile or other electronic transmission mechanism as may be available to the parties.
13.Entire Agreement. This Agreement and the Notice contain the entire agreement between the parties with respect to the Award Units and Award Shares, subject to any provision in your written employment or service contract with the Company in effect at the time at issue (if any) with respect to the vesting of, or other terms applicable to, the Award Units or Award Shares. Any oral or written agreements, representations, warranties, written inducements or other communications made prior to the execution of this Agreement with respect to the Award Units granted hereunder and any Award Shares shall be void and ineffective for all purposes.
14.Amendment. This Agreement and the Notice may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be amended in a manner that would materially impair your rights with respect to the Award Units or the Award Shares, as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.
15.Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.
16.Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions. As a condition of this Agreement, you agree that you will not bring any action arising under, as a result of, pursuant to or relating to, this Agreement in any court other than a federal or state court in Atlanta, Georgia, and you hereby agree and submit to the personal jurisdiction and venue of such courts. You further agree that you will not deny or attempt to defeat such personal jurisdiction or object to venue by motion or other request for leave from any such court.
17.Resolution of Disputes. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to or relating to, this Agreement shall be determined by the Administrator in good faith in its sole discretion, and any such determination or any other determination by the Administrator under or pursuant to this Agreement and any interpretation by the Administrator of the terms of this Agreement, will be final, binding and conclusive on all persons affected thereby. You agree that, before you may bring any legal action arising under, as a result of, pursuant to or relating to, this Agreement, you will first exhaust your administrative remedies before the Administrator. You further agree that, in the event that the Administrator does not resolve any dispute or disagreement arising under, as a result of, pursuant to or relating to, this Agreement to your satisfaction, no legal action may be commenced or maintained relating to this Agreement more than twenty-four (24) months after the Administrator’s decision.
18.Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

19.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
20.Electronic Delivery of Documents. By your signing this Agreement, you: (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan, the Award Units and the Award Shares and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.
21.No Future Entitlement. By your signing this Agreement, you acknowledge and agree that: (i) the grant of the Award Units and any underlying Award Shares is a one-time benefit which does not create any contractual or other right to receive future grants of stock, units or compensation in lieu of stock or unit grants, even if stock or unit grants have been granted repeatedly in the past; (ii) all determinations with respect to any such future grants, including, but not limited to, the times when stock or unit grants shall be granted, the maximum number of shares subject to each such grant, and the times or conditions under which restrictions on such grants shall lapse, will be at the sole discretion of the Administrator; (iii) the value of this Award Unit and any Award Shares shall not be included in calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits; (iv) the vesting of any Award Units or Award Shares ceases upon termination of employment with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement; (v) the Company does not guarantee any future value of any Award Units or Award Shares; and (vi) no claim or entitlement to compensation or damages arises if Award Units or Award Shares do not increase in value and you irrevocably release the Company from any such claim that does arise.
22.Personal Data. For purposes of the implementation, administration and management of the stock grant or the effectuation of any acquisition, equity or debt financing, joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or other similar corporate transaction involving the Company (a “Corporate Transaction”), you consent, by execution of this Agreement, to the collection, receipt, use, retention and transfer, in electronic or other form, of your personal data by and among the Company and its third-party vendors or any potential party to a potential Corporate Transaction. You understand that personal data (including, but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, date of birth, nationality, job and payroll location, data for tax withholding purposes and units and shares awarded, cancelled, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of the stock grant or the effectuation of a Corporate Transaction and you expressly authorize such transfer as well as the retention, use and the subsequent transfer of the data by the recipient(s). You understand that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that data will be held only as long as is necessary to implement, administer and manage the stock grant or effect a Corporate Transaction. You understand that you may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Secretary. You understand, however, that refusing or withdrawing your consent may affect your ability to accept a stock grant.
23.Consideration for Award Units and Award Shares. To ensure compliance with applicable state corporate law, the Company may require you to furnish consideration in the form of cash or cash equivalents equal to the par value of the Award Shares at the time the Award Units are converted and Award Shares issued and you hereby authorize the Company to withhold such amount from remuneration otherwise due you from the Company.
24.Recovery of Award Units and Award Shares. The Award Units and Award Shares shall be subject to any and all policies, guidelines, codes of conduct or other agreement or arrangement adopted by the Company with respect to the recoupment, recovery or clawback of compensation.
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GLOSSARY
(a)“Administrator” means the Board of Directors of Columbia Property Trust, Inc. or such committee or committees appointed by the Board to administer the Plan.
(b)“Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, Columbia Property Trust, Inc. (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, “control” means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.
(c)“Cause” has the meaning ascribed to such term or words of similar import in your written employment or service contract with the Company as in effect at the time at issue and, in the absence of such agreement or definition, means any of the following: (i) any willful misconduct by you in connection with the Company’s or any Subsidiary’s business or relating to your duties or a willful violation of law by you in connection with the Company’s or any Subsidiary’s business or relating to your duties; (ii) an act of fraud, conversion, misappropriation or embezzlement by you with respect to the Company’s or any Subsidiary’s assets or business or assets in the possession or control of the Company or any Subsidiary; (iii) your conviction of, indictment for (or its procedural equivalent) or entering a guilty plea or plea of no contest with respect to, a felony involving moral turpitude or related to the performance of your duties or that materially impacts the Company; (iv) any act of dishonesty committed by you in connection with the Company’s or any Subsidiary’s business or relating to your duties; (v) the willful neglect of your material duties or gross misconduct by you; (vi) substance abuse that, in the Administrator’s good faith determination, materially interferes with the performance of your duties to the Company or any Subsidiary; (vii) your material failure to: (A) comply with the Company’s reasonable and customary guidelines of employment or reasonable and customary corporate governance guidelines or policies, including, without limitation, any business code of ethics adopted by the Board, or (B) use good faith efforts to comply with the directives of the Company (provided that such directives are consistent with the material terms of applicable law and the Company’s guidelines and policies); (viii) any other willful failure (other than any failure resulting from incapacity due to physical or mental illness) by you to perform your material duties ; or (ix) any breach of the provisions of any restrictive covenants with the Company or any Subsidiary to which you may be bound including, without limitation, covenants regarding confidentiality and protection of intellectual property, non-solicitation, noncompetition, nondisparagement and Company policies; provided that no condition or circumstance set forth in clause (vii), (viii) or (ix) shall constitute Cause unless such condition or circumstance continues without cure, if curable, reasonably satisfactory to the Administrator within thirty (30) days following written notice thereof from the Company or any Subsidiary (except in the case of a willful failure to perform your duties or a willful breach, which shall require no notice or allow no such cure right). For purposes of the foregoing sentence, no act, or failure to act, on your part shall be considered “willful” unless you acted, or failed to act, in bad faith or without reasonable belief that your act or failure to act was in the best interest of the Company or any Subsidiary.
(d)“Change in Control” means the occurrence of any of the following:
(i)any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with, the Company, any director, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and you and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which you are a member), is or becomes, in connection with a transaction or series of transactions, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities; or
(ii)there shall occur any consolidation, merger or takeover of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate fifty percent (50%) or more of the combined voting power of the securities of the surviving entity or any parent entity thereof, as applicable; or
(iii)there shall occur: (A) any sale, lease, exchange, takeover or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale; or (B) the approval by shareholders of the Company of any plan or proposal for the liquidation, dissolution or takeover of the Company; or
(iv)the members of the Board on the Effective Date (the “Incumbent Directors”) cease for any reason (other than due to death) to constitute at least a majority of the members of the Board; provided, that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the members of the Board then still in office who were then Incumbent Directors, shall be deemed to be an Incumbent Director; provided, however, that any person who is elected as a director as a result of, or in connection with: (A) any consolidation, merger, reorganization or takeover of the Company or any similar transaction or series of related transactions; or (B) a solicitation of proxies by, or on behalf of, any person other than the Board shall not constitute an Incumbent Director.
(e)“CIC Date” means the effective date of a Qualified Change in Control.
(f)“CIC Period” means: (i) the period commencing with the approval of a Change in Control by the Company’s Board of Directors and ending on the date on which the Change in Control transaction is consummated, terminated or abandoned; and (ii) the period commencing on the date of a Change in Control and ending on the date which is twelve (12) months after the date of a Change in Control.
(g)“Common Stock” means the common stock, $0.01 par value per share, of Columbia Property Trust, Inc.
(h)“Company” means Columbia Property Trust, Inc. and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Columbia Property Trust, Inc.
(i)“Determination Date” means the date of the Administrator’s certification of achievement of the Performance Objective, determination of the Performance Factor and approval of the Earned Award, which shall be any date within seventy-five (75) days after the end of the Performance Period.
(j)“Disability” has the meaning ascribed to such term or words of similar import in your written employment contract with the Company as in effect at the time at issue, if any, and, in the absence of such contract, means a physical or mental incapacity whereby you are unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period to perform the essential functions of your duties of employment. The Administrator may require such proof of Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether you have suffered a Disability will be final and binding on all parties concerned.
(k)“Earned Award” means the number of Award Units equal to the Target Award times the Performance Factor (rounded down to the nearest whole share), as determined by the Administrator on the earlier of the Determination Date or a date which is within 30 days after the CIC Date or the Termination Date.
(l)“Good Reason” shall exist where you give notice to the Board of the occurrence of any of the following without your express written consent: (i) the failure of the Company to pay or cause to be paid your base salary, annual cash performance bonus or any other material compensation or benefits within five (5) days of the date due; (ii) a material diminution in your status, including title, position, duties, authority or responsibility; (iii) a material reduction in your base salary, target cash bonus or target annual long-term incentive award; (iv) the relocation of your principal office to a location more than 25 miles from its current location; or (v) the Company directs you to engage in any unlawful activity. Notwithstanding the foregoing: (A) Good Reason shall not be deemed to exist: (1) unless you give to the Company a written notice identifying the event or condition purportedly giving rise to Good Reason expressly referencing this definition of “Good Reason” within ninety (90) days of such event or the initial existence of such condition; or (2) if the Company has in good faith notified you of Cause to terminate your employment prior to you identifying Good Reason; and (B) if there exists an event or condition that constitutes Good Reason, then the Company shall have thirty (30) days from the date notice of Good Reason is given to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder; and if the Company does not cure such event or condition within such thirty (30)-day period, then you shall have sixty (60) business days thereafter to give the Company notice of termination of employment on account thereof (specifying a termination date no less than ten (10) days, nor more than thirty (30) days, after the date of such notice of termination).

(m)“Index” means the FTSE NAREIT Office Index (or any successor or replacement index thereto or thereafter or, in the event that there is no successor replacement index, then a comparable index or group of real estate investment trusts primarily owning commercial office properties selected by the Administrator).
(n)“Index Company” means each Company that is included in the Index for the entire Performance Period; provided, however, that in the case of a CIC Date or a Termination Date occurring prior to the end of the Performance Period, the applicable period for purposes of determining the Index Companies shall end on the CIC Date or the Termination Date, as applicable.
(o)“Notice” means the Notice of Grant of Restricted Stock Unit Award provided to you by the Company setting forth the terms of a grant of Award Units made to you and that incorporates the terms of this Agreement by reference.
(p)“Performance Factor” means the percentage, from 0% to 150%, that will be applied to the Target Award to determine the maximum number of Award Units that may ultimately vest based on your continued Service through the Determination Date (or, in the case of a CIC Date or a Termination Date occurring prior to the Determination Date, through the CIC Date or Termination Date, as applicable), as more fully described on Exhibit A.
(q)“Performance Period” means the Performance Period set forth in the Notice.
(r)“Qualified Change in Control” means a Change in Control transaction in which the Company is not the surviving entity or as a result of which the Company is no longer traded on a national securities exchange as contemplated by Section 6(a) of the Securities Exchange Act of 1933.
(s)“Qualified Termination” means: (i) your death; (ii) the termination of your Service due to Disability; (iii) the Company’s termination of your Service without Cause; or (iv) the termination of your Service due to Good Reason.
(t)“Service” means your employment or other service relationship with the Company and its Affiliates or their successors.
(u)“Termination Date” means the date of the termination of your Service in connection with a Qualified Termination.
(v)“TSR” means with respect to a corporation: (i) the change in stock price over a designated period plus reinvested dividends; divided by (ii) the stock price at the beginning of the period. TSR shall be calculated using the average closing stock price over the ten (10) consecutive trading days that include and immediately precede the first (1st) day of the Performance Period and the average closing stock price over the ten (10) consecutive trading days that include and immediately precede the last day of the Performance Period (or, in the case of a CIC Date or a Termination Date occurring prior to the end of the Performance Period, the ten (10) consecutive trading days that include and immediately precede the CIC Date or the Termination Date, as applicable).
(w)“You,” “Your.” You means the recipient of the Award Units, and following the conversion thereof, any Award Shares, as reflected in the first paragraph of this Agreement. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative or beneficiary to whom the Award Units or Award Shares may be transferred by will or by the laws of descent and distribution, the words “you” and “your” shall be deemed to include such person.

{Exhibit A begins on next page}

Exhibit A
The Earned Award shall be equal to: (i) the Target Award; multiplied by (ii) the Performance Factor, where the Performance Factor shall be determined based on the percentile ranking of the Company’s TSR for the Performance Period in relation to the TSRs of the Index Companies for the Performance Period as follows:
Performance Matrix for Company TSR Relative to Index Companies(1)

Award Level	Percentile Ranking of the Company TSR in Relation to the Index Companies	Performance Factor*
Maximum	The Company’s TSR is at or above the 75th percentile of the TSRs of the Index Companies	150%
Target	The Company’s TSR is at the 50th percentile of the TSRs of the Index Companies	100%
Threshold	The Company’s TSR is at the 25th percentile of the TSRs of the Index Companies	50%
Less than Threshold	The Company’s TSR is below the 25th percentile of the TSRs of the Index Companies	0%

*	The Performance Factor will be determined based on straight line interpolation for relative performance between the Threshold and Maximum Award Levels. The Maximum Performance Factor is 150%.
On the earlier of the Determination Date, the CIC Date or the Termination Date, the Administrator shall determine and certify: (i) the Company’s TSR for the Performance Period (or, in the case of a CIC Date or a Termination Date occurring prior to the Determination Date, for a shortened performance period ending on the CIC Date or the Termination Date, as applicable); (ii) the percentile ranking of the Company’s TSR in relation to the TSRs of the Index Companies for the Performance Period (or, in the case of a CIC Date or a Termination Date occurring prior to the Determination Date, for a shortened performance period ending on the CIC Date or the Termination Date, as applicable);and (iii) the resulting Performance Factor. The Target Award shall be multiplied by the Performance Factor as so determined by the Administrator to determine the number of Award Shares earned. The Earned Award, if any, shall vest, if at all, as provided in Section 3 of this Agreement.

{End of the Agreement}